                                                                     Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                         Three months ended               Six months ended
                                                   ------------------------------   -----------------------------
                                                      June 30,       June 30,         June 30,        June 30,
                                                        1997           1996             1997           1996
                                                   ------------------------------   -----------------------------
                                                                (In thousands, except per share data)
Primary:
Average outstanding shares                              5,953           5,937           5,953           5,908
Net effect of dilutive stock options - based
      on the treasury stock method using the
      average market price                                135             138             118             148
                                                   ------------------------------   -----------------------------
Totals                                                  6,088           6,075           6,071           6,056
                                                   ==============================   =============================
Net income                                             $1,944          $1,199          $2,715          $1,730
                                                   ==============================   =============================
Per share amount                                       $  .32          $  .20          $  .45          $  .29
                                                   ==============================   =============================

Fully diluted:
Average shares outstanding                              5,953           5,937           5,953           5,908
Net effect of dilutive stock options - based
      on the treasury stock method using the
      quarter-end market price if higher than
      the average market price                            152             151             152             157
                                                   ------------------------------   -----------------------------
Totals                                                  6,105           6,088           6,105           6,065
                                                   ==============================   =============================
Net income                                             $1,944          $1,199          $2,715          $1,730
                                                   ==============================   =============================
Per share amount                                       $  .32          $  .20          $  .44          $  .29
                                                   ==============================   =============================